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                                                                     EXHIBIT 4.4
                                                               Execution Version

                           SEQUOIA HELOC TRUST 2004-1
                     HELOC ASSET-BACKED NOTES, SERIES 2004-1

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                                     Between

                               RWT HOLDINGS, INC.

                                       and

                      SEQUOIA MORTGAGE FUNDING CORPORATION

                            dated as of June 1, 2004

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                                TABLE OF CONTENTS

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                                                                                            PAGE
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
Section 1.    Representations and Warranties of RWT and Sequoia.........................      1

Section 2.    Additional Representations, Warranties and
                   Agreements of RWT ...................................................      1

Section 3.    Conveyance of Mortgage Loans..............................................      2

Section 4.    Intention of Parties......................................................      3

Section 5.    Termination...............................................................      3

Section 6.    Miscellaneous.............................................................      4
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                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

      This Mortgage Loan Purchase and Sale Agreement (the "Agreement") is made as of June 1, 2004, by and between RWT Holdings, Inc., a Delaware corporation ("RWT") and Sequoia Mortgage Funding Corporation, a Delaware corporation ("Sequoia").

      WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans on the Closing Date (the "Mortgage Loans") (as defined in the Indenture, dated as of June 1, 2004 (the "Indenture") by and among Sequoia HELOC Trust 2004-1, as Issuer, and Wells Fargo Bank, N. A., as indenture trustee (the "Trustee"), and acknowledged by RWT and Sequoia, in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

      Section 1.Representations and Warranties of RWT and Sequoia. RWT and Sequoia, each as to itself and not the other, hereby represents, warrants and agrees for the benefit of the other party that:

      (a) Authorization. The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

      (b) No Conflict. The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

      (c) Binding Obligation. This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement's terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

      Section 2. Additional Representations, Warranties and Agreements of RWT.

      (a) RWT represents and warrants to, and agrees with, Sequoia that (i) on the Closing Date, RWT will have good, valid and marketable title to the Mortgage Loans that are identified in Schedule A to the Sale and Servicing Agreement and the contractual rights with respect to the Mortgage Loans under each of the Master Mortgage Loan Purchase Agreement and the Master Servicing Agreement, (as modified by the related Acknowledgements, collectively referred to herein as the "Purchase and Servicing Agreements") in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; and (ii) upon transfer to Sequoia, Sequoia will receive good, valid and marketable title to all of the Mortgage Loans and will receive all of RWT's contractual rights and obligations under each

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such Purchase and Servicing Agreements, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims.

      (b) RWT hereby makes the representations and warranties as to the Mortgage Loans set forth in Schedule A to this Agreement, for the benefit of Sequoia and the Trustee.

      (c)   RWT hereby agrees that it will comply with the provisions of Section
2.05 of the Sale and Servicing Agreement in respect of a breach of any of the representations and warranties set forth in this Section 2.

      (d) RWT hereby represents and warrants for the benefit of Sequoia and the Trustee: (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of Sequoia, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from RWT; (ii) the Mortgage Loans constitute "instruments" within the meaning of the applicable UCC; (iii) RWT, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) RWT has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to Sequoia; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the applicable Custodian; (vi) RWT has received a written acknowledgment from the applicable Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of Sequoia; (vii) other than the security interest granted to Sequoia pursuant to this Agreement and security interests granted to lenders which will be automatically released at the Closing, RWT has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; RWT has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to Sequoia hereunder or that will be automatically released upon the sales to Sequoia; (viii) RWT is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Sequoia.

      Section 3. Conveyance of Mortgage Loans.

      (a) Mortgage Loans. RWT, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to Sequoia, without recourse, all of RWT's right, title and interest in and to (i) each Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect of the Mortgage Loans conveyed to the Trust and received (or, in the case of Interest Collections, due) (A) in the case of Interest Collections, with respect to the Principal Balance thereof as of the Cut-off Date, after the close of business on the Cut-Off Date and (B) in the case of all Principal Collections, and Interest Collections on Additional Balances created after the Cut-Off Date, after the close of business on the Issue Date; (ii) RWT's rights under the Purchase and Servicing Agreements; (iii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iv) RWT's rights under the hazard insurance policies; (v) the Policy; (vi) the Collection Account and the Distribution Account; and (vii) any proceeds of the foregoing and any other Trust Property and all other assets included or to be included in the Trust for the benefit of Noteholders, the Residual Certificateholders and the Insurer.

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      On or prior to the Closing Date, RWT shall deliver to Sequoia or, at
Sequoia's direction, to the applicable Custodian, the Trustee's Mortgage File for each Mortgage Loan in the manner set forth in Section 2 of the Custody Agreement. Release of the Trustee's Mortgage Files on the Closing Date shall be made against payment by Sequoia of the purchase price for the Mortgage Loans and related assets, which shall be a cash payment wired to RWT's account. The amount of the purchase price payable by Sequoia shall be set forth in writing in a separate letter.

      (b) Defective Mortgage Loans. If any Mortgage Loan is required to be repurchased due to defective or missing documentation pursuant to Section 2.05 of the Sale and Servicing Agreement, RWT shall, at its option, either (a) repurchase or cause the applicable seller of such Mortgage Loan to RWT to repurchase such Mortgage Loan at the Purchase Price, or (b) provide or cause the applicable seller of such Mortgage Loan to RWT to provide a Replacement Mortgage Loan, subject to the terms and conditions of the Sale and Servicing Agreement.

      Section 4. Intention of Parties. It is the express intent of the parties hereto that (without addressing characterization for GAAP purposes) the conveyance of the Mortgage Loans by RWT to Sequoia be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the assigning party, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by RWT to Sequoia of a security interest in all of the assets described in such conveyances, whether now owned or hereafter acquired.

      RWT and Sequoia shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. RWT shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned hereunder.

      Section 5. Termination.

      (a) Sequoia may terminate this Agreement, by notice to RWT, at any time at or prior to the Closing Date:

            (i) if the Underwriting Agreement is terminated by the Underwriters pursuant to the terms of the Underwriting Agreement or if the Underwriters do not complete the transactions contemplated by the Underwriting Agreement as the result of the failure of any condition set forth therein or if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or Prospectus Supplement, any material adverse change in the financial condition, earnings, business affairs or business prospects of RWT, whether or not arising in the ordinary course of business, or

            (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which

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      is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or

            (iii) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) This Agreement shall terminate automatically without any required notice or other action by any party hereto if the Closing Date for the issuance of the Notes has not occurred by July 15, 2004.

      (c) Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1 and 2 hereof shall survive and remain in full force and effect.

      Section 6. Miscellaneous.

      (a) Amendments, Etc. No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement. No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1 and 2 hereof.

      (b) Binding Upon Successors, Etc. This Agreement shall bind and inure to the benefit of and be enforceable by RWT and Sequoia, and the respective successors and assigns thereof. The parties hereto acknowledge that Sequoia is acquiring the Mortgage Loans for the purpose of pledging, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Sale and Servicing Agreement for inclusion in the Trust Fund. As an inducement to Sequoia to purchase the Mortgage Loans, RWT acknowledges and consents to the assignment to the Trustee by Sequoia of all of Sequoia's rights against RWT hereunder in respect of the Mortgage Loans sold to Sequoia and that the enforcement or exercise of any right or remedy against RWT hereunder by the Trustee or to the extent permitted under the Sale and Servicing Agreement shall have the same force and effect as if enforced and exercised by Sequoia directly.

      (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (e) Headings. The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

      (f) Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

      (g) Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Sale and Servicing Agreement in accordance with its terms, neither RWT nor any assignee of RWT shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Sequoia under any federal

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or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Sequoia or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Sequoia.

                  [remainder of page intentionally left blank]

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      IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and
Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

                                         RWT HOLDINGS, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         SEQUOIA MORTGAGE FUNDING
                                         CORPORATION

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

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                                   SCHEDULE A

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